Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, being the Chief Executive Officer of TEPPCO GP, Inc., the sole general partner of TE Products Pipeline Company, Limited Partnership (the “Company”), hereby certifies that, to his knowledge, the Company’s Annual Report on Form 10-Q for the annual period ended December 31, 2002, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2003

Date

/s/ BARRY R. PEARL

Barry R. Pearl
President and Chief Executive Officer